                              MARKETING MATERIALS


                                      FOR


                             PORT FINANCIAL CORP.









Draft #3, dated January 19, 2000

                             PORT FINANCIAL CORP.
                      STOCK OFFERING MARKETING MATERIALS


                               TABLE OF CONTENTS
                               -----------------



CORRESPONDENCE
--------------

Letter to Depositors (Eligibility Record Date and Supplemental Eligibility Date) Potential Investor Letter (Non-Customers, Call-Ins)
Ryan, Beck "Broker Dealer" Letter

ADVERTISEMENTS
--------------

Tombstone Newspaper Advertisement (optional)
Branch Lobby Poster - Offering  (optional)

BROCHURES
---------

Q&A Brochure
Community Meeting Mailing Invitation and Branch Lobby Poster (optional)

FORMS
-----

Stock Order Form

-------------------------------------------------------------------------------
Note: Draft slide show presentation will be prepared later, if community meetings are expected.

[LETTER TO ELIGIBLE AND SUPPLEMENTAL ELIGIBLE DEPOSITORS]


Dear Customer:

     I am pleased to inform you of an investment opportunity. You have been granted a priority right to purchase common stock of Port Financial Corp., the parent company of Cambridgeport Bank.

     Cambridgeport Mutual Holding Company's Board of Trustees and Corporators recently approved a change in our form of organization from a mutual holding company structure to a stock holding company structure. Currently, our mutual holding company owns all of the common stock of the Bank, and there are no outside stockholders. After the conversion to stock form, all of the common stock of Port Financial Corp. will be owned by stockholders, and Port Financial Corp. will own all of the Bank's common stock. As part of the conversion, Port Financial Corp. is conducting an initial public offering of up to 10,580,000 shares of common stock at $10 per share. We believe that the change in corporate structure and the proceeds received from the stock offering will enable Cambridgeport Bank to continue providing high quality service to customers while increasing our lending and product capabilities.

     Cambridgeport Bank depositors who had accounts as of July 31, 1998 or as of September 30, 1999, have a priority right, but no obligation, to buy common stock before it is offered to the general public.

It is important to note that:

 .    THERE WILL BE NO CHANGE IN THE ACCOUNT NUMBERS, INTEREST RATES OR OTHER
     TERMS OF YOUR CAMBRIDGEPORT BANK DEPOSITS OR LOANS.

 .    THE NAME OF OUR BANK WILL NOT CHANGE, AND YOU WILL CONTINUE TO ENJOY THE
     SAME SERVICES IN THE SAME OFFICES, WITH THE SAME STAFF.

 .    OUR CORPORATE CHANGE DOES NOT INVOLVE AN OUTSIDE COMPANY.  WE INTEND TO
     REMAIN INDEPENDENT AND COMMUNITY-ORIENTED.

 .    YOUR DEPOSIT ACCOUNTS AT THE BANK WILL CONTINUE TO BE INSURED IN FULL BY A
     COMBINATION OF THE FEDERAL DEPOSIT INSURANCE CORPORATION AND THE DEPOSITORS INSURANCE FUND.

 .    PORT FINANCIAL CORP. STOCK, LIKE ALL COMMON STOCK, CANNOT BE INSURED BY THE
     FDIC OR ANY GOVERNMENT AGENCY.

     Before making an investment decision, please review the information contained in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of Port Financial Corp. common stock, complete the enclosed Stock Order Form and return it, with full payment or deposit account withdrawal instructions, in the return envelope provided. Stock Order Forms must be received prior to 10:00 a.m., Massachusetts time, on ________, 2000.

     We expect that, after the offering is completed, Port Financial Corp. common stock will be quoted on the Nasdaq National Market under the symbol "PORT."

     If you have questions regarding the offering, please refer to the enclosed Questions & Answers Brochure, or you may call our Stock Information Center at
(800) 835-9094, Monday through Friday, from 9:00 a.m. to 4:00 p.m.

                                   Sincerely,


                                James B. Keegan
                     President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

[POTENTIAL INVESTOR LETTER]



Dear Friend:

I am pleased to inform you of an investment opportunity. Port Financial Corp., parent company of Cambridgeport Bank, is conducting its initial public offering of up to 10,580,000 shares of common stock at $10 per share.

Enclosed please find a Prospectus and Questions & Answers Brochure. If you are interested in purchasing shares of Port Financial Corp. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the return envelope provided. Stock Order Forms must be received prior to 10:00 a.m., Massachusetts time, on _________, 2000.

We expect that, after the offering is completed, Port Financial Corp. common stock will be quoted on the Nasdaq National Market under the symbol "PORT."

If you have questions regarding the offering, refer to the Questions & Answers Brochure, or you may call our Stock Information Center at (800) 835-9094, Monday through Friday, from 9:00 a.m. to 4:00 p.m.

Thank you for your interest in our stock offering.

                                   Sincerely,


                                James B. Keegan
                     President and Chief Executive Officer



This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

[RYAN, BECK "BROKER DEALER" LETTER -- Ryan, Beck Letterhead]



Dear Sir/Madam:

  At the request of Port Financial Corp., we are enclosing materials regarding the offering of Port Financial Corp. common stock. We have included in the package a Prospectus and Questions & Answers Brochure describing the stock offering. Ryan, Beck & Co., Inc. has been retained by Port Financial Corp. as selling agent in connection with the stock offering.

  We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.


Sincerely,

Ryan, Beck & Co.

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.


_____________________________
NOTE: To accompany, not replace, one of the preceding letters for prospects in states where the offer must be made by a broker-dealer.

[TOMBSTONE NEWSPAPER ADVERTISEMENT - Optional]



                          PORT FINANCIAL CORP. [LOGO]
                    Holding Company for Cambridgeport Bank



                            UP TO 10,580,000 SHARES
                                 COMMON STOCK


                                 $10 Per Share
                                Purchase Price




Port Financial Corp., newly organized to become the holding company for Cambridgeport Bank, is conducting an initial offering of common stock.


THIS OFFERING EXPIRES AT 10:00 A.M., MASSACHUSETTS TIME, ON _________, 2000


To receive a Prospectus, please call the Stock Information Center at (800) 835-9094, Monday through Friday, from 9:00 a.m. to 4:00 p.m.



                           CAMBRIDGEPORT BANK [LOGO]



This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

[STOCK OFFERING -- BRANCH LOBBY POSTER - Optional]




                          PORT FINANCIAL CORP. [LOGO]
                    Holding Company for Cambridgeport Bank



                            UP TO 10,580,000 SHARES
                                 COMMON STOCK


                                 $10 Per Share
                                Purchase Price



                We are conducting an offering of common stock.


THIS OFFERING EXPIRES AT 10:00 A.M. ON _________, 2000


If you have questions, please call our Stock Information Center at (800) 835-9094, Monday through Friday, from 9:00 a.m. to 4:00 p.m. The Stock Information Center is located at our main office, in Cambridge.


                           CAMBRIDGEPORT BANK [LOGO]



This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

[COMMUNITY MEETING MAILING INVITATION AND LOBBY POSTER - Optional]


                        You Are Cordially Invited. . .


                 To a Community Investor Meeting and Reception

                     to learn about the business focus of

                             Port Financial Corp.

                         and its common stock offering


                              [Put location here]

                               ___________, 2000

                                      and

                               ___________, 2000


                                   7:00 p.m.

                           Light Refreshments Served



                              SEATING IS LIMITED
                     Please call to make your reservation.

                                (800) 835-9094



                          PORT FINANCIAL CORP. [LOGO]




This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

BROCHURE
Front Cover
:
Port Financial Corp. [LOGO]

                                   Questions
                                       &
                                    Answers

                                                       Cambridgeport Bank [LOGO]
Inside Cover:


An Opportunity.....

This brochure will answer questions about (1) the conversion of Cambridgeport Mutual Holding Company from a mutual holding company to a stock holding company, Port Financial Corp. (the "Conversion") and (2) the sale of common stock by Port Financial Corp. (the "Offering"). If you have further questions, please call our Stock Information Center at (800) 835-9094, Monday through Friday, from 9:00 a.m. to 4:00 p.m.

Investment in common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section titled "Risk Factors".

                                  BACKGROUND

In 1994, Cambridgeport Bank ("Cambridgeport" or the "Bank") organized a mutual holding company, Cambridgeport Mutual Holding Company. The operations of Cambridgeport Mutual Holding Company have been limited to owning the stock of Cambridgeport Bank and holding certain investments. As a "mutual" entity, Cambridgeport Mutual Holding Company has no stockholders.

Recently, the Board of Trustees of Cambridgeport Mutual Holding Company and the Board of Directors of Cambridgeport Bank adopted a plan of conversion, whereby Cambridgeport Mutual Holding Company will become Port Financial Corp., a stock holding company. As part of the Conversion, Port Financial Corp. (the "Company") will sell shares of common stock to investors in the Offering. As a result, Port Financial Corp. will become a fully stockholder-owned company and will be the parent company of the Bank.

                         IT WILL BE BUSINESS AS USUAL

The Conversion will change our corporate form of organization, but not our business relationships. We are not affiliating with another company. Our organization will remain independent. The Bank's name is not changing. Our employees will continue to serve our customers in the same offices. Cambridgeport's Board of Directors will continue to serve the Bank, and will serve as the initial directors of the Company.

                                THE CONVERSION

Q.   What is the purpose of the Conversion?

A. The stock holding company corporate structure will give our organization greater operating flexibility to meet goals and take advantage of business opportunities. The proceeds from the sale of common stock in the Offering will allow Cambridgeport Bank to better serve the needs of our local community through increased lending and investing, diversifying our products and offering additional ways to serve our customers, such as internet banking. Proceeds may also be used to pay dividends to stockholders and may be used to acquire other financial institutions and related businesses.

Q. Will the Conversion have any effect on my Cambridgeport deposits or loan accounts?

A. No. The Conversion will not affect the amount, interest rate, account number or other terms of your deposit accounts at the Bank. Deposit accounts will continue to be insured by the FDIC and the Depositors Insurance Fund to the legal maximum. Likewise, the terms of loan accounts and the rights of borrowers will not be affected by the Conversion.

                       PURCHASING STOCK IN THE OFFERING

The Offering includes a Subscription Offering to eligible Cambridgeport depositors. Shares unsold in the Subscription Offering may be offered to the public in a Community Offering.

Q. How many shares are being offered for sale, and what is the price per share?

A. The Offering range is between 6,800,000 and 9,200,000 shares of common stock, which may be increased to 10,580,500 shares. All shares will be sold at $10 per share. No commission or brokerage fee will be charged for the purchase of shares in the Offering.

Q.   Who is eligible to purchase stock in the Subscription Offering?

A. No one is obligated to buy stock. However, pursuant to regulations, certain Cambridgeport Bank depositors have "subscription rights" allowing them to purchase shares in the Subscription Offering. Customers as of July 31, 1998, with deposits aggregating at least $50, have first priority to purchase shares. Customers who were not depositors on July 31, 1998, but who had deposits aggregating at least $50 on September 30, 1999, have second priority. We have mailed Offering materials to depositors eligible in the Subscription Offering. Our tax qualified employee benefit plans plan also have a right to purchase stock in the Subscription Offering.

Q.   Who may purchase stock in the Community Offering?

A. Shares not sold in the Subscription Offering may be made available in a Community Offering, with first preference given to residents of Cambridgeport Bank's local community, as described on p. ___ of the Prospectus.

Q. I am eligible to purchase stock in the Subscription Offering, but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible depositor?

A. No. Applicable law does not allow you to do so. Any attempt to transfer subscription rights to any other person is illegal and subject to civil or criminal fines. If anyone offers to give you money to buy stock in your name, in exchange for later transferring the stock, or if someone requests to share in proceeds upon your future sale of Port Financial Corp. stock, please inform our Stock Information Center at (800) 835-9094.

Q.   How do I place an order for shares, and how do I pay for them?

A. To order shares, you must complete the Stock Order Form that was enclosed in your Offering materials package. Submit the original Stock Order Form, with full payment, so that it is received (not postmarked) by 10:00 a.m., Massachusetts time, on ______, 2000.

     Full payment for shares must be included with the Stock Order Form.  You
                             ----
     may pay for the shares by (1) submitting a personal check, money order or bank check and/or (2) authorizing withdrawal of funds from your current Cambridgeport Bank savings, Treasury index, money market (without check-writing privileges) or certificate of deposit accounts. Penalties for early withdrawal from certificate accounts will be waived for the purchase of shares in the Offering. You may not authorize a withdrawal from a checking account or other account with check-writing privileges or from a Cambridgeport IRA account. (If you wish to use IRA funds, see the discussion below). Withdrawals will not be made until the completion of the Offering, but the designated funds will not be available to you in the interim.

     As explained in detail on the back of the Stock Order Form, if you order shares in the Subscription Offering, you must register the stock only in the name(s) of persons/entities who are eligible at the same date that you are eligible. Adding the name(s) of persons without accounts or the names of persons with a later eligibility date than yours, may result in a loss of your eligibility.

Q.   How do I deliver my Stock Order Form to Cambridgeport Bank?

A. Stock Order Forms may be submitted by (1) mailing the Stock Order Form in the self-addressed return envelope enclosed with your Offering materials,
     (2) overnight delivery to the address provided on the back of the Stock Order Form, or (3) hand-delivery to our Stock Information Center, which is located at our main office, 689 Massachusetts Avenue, Cambridge.

Q.   Will I receive interest on funds I submit?

A. Yes. Funds received in the form of personal check, bank check or money order will be cashed immediately and placed in a segregated account at Cambridgeport Bank, and interest will accrue at the Bank's passbook savings rate. When we complete the Conversion, interest earned will be paid by check. With respect to authorized account withdrawals, interest will continue to accrue at the account's contractual rate until we complete the Conversion, and will remain in the account.

Q.   May I purchase the common stock with funds in my Cambridgeport IRA account?

A. Yes. However, stock shares must be held in a self-directed retirement account. By regulation, Cambridgeport Bank IRA's are not self-directed. If you do not have a self-directed account, you will need to establish one at a brokerage firm or other independent trustee. The funds that you choose to invest in Port Financial Corp. stock will need to be transferred to the self-directed account before your stock order is placed.

     Because individual situations vary, and IRA processing takes additional time, we recommend that you call our Stock Information Center by no later than _______, 2000, for assistance with purchases using your Cambridgeport IRA funds or another retirement account that you have.

Q.   How many shares may I order?

A. The minimum number of shares that anyone may order is 25, or $250. The maximum number of shares that an eligible depositor may order in the Subscription Offering is 60,000, or $600,000. The same purchase limitation applies to the Community Offering. Further, no person, together with associates and persons acting in concert, may purchase an aggregate of more than 120,000 shares, or $1.2 million, in all categories of the Offering, combined.

Q.   What is the deadline for placing an order in the Subscription Offering?

A. The deadline for receipt of completed Stock Order Forms is 10:00 a.m., Massachusetts time, on ______, 2000. If we offer stock for sale in a Community Offering, the deadline may be the same or later than that established for the Subscription Offering.

Q. Can my local Cambridgeport branch assist me with purchasing shares or completing my Stock Order Form?

A. No. Cambridgeport Bank branch personnel may not, by law, assist with investment-related questions about the Offering. We have established a Stock Information Center that is staffed by registered representatives able to assist you with questions about the Conversion and the Offering. The Stock Information can be reached at (800) 835-9094, Monday through Friday, from 9:00 a.m. to 4:00 p.m.

Q. May I obtain a loan from Cambridgeport Bank or use a Cambridgeport Bank line of credit to pay for stock?

A. No. Regulations do not allow Cambridgeport Bank to make loans for this purpose, nor may you use a Cambridgeport line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

Q. Is the common stock insured by the Federal Deposit Insurance Corporation or the Depositors Insurance Fund?

A. No. Common stock is not a deposit and cannot be insured by the FDIC, the Depositors Insurance Fund or any other government agency. Common stock is subject to investment risk, including loss of principal invested.

Q.   Is Cambridgeport Bank's management purchasing shares in the Offering?

A. Yes. As shown on p. ___ of the Prospectus, the Board of Directors, executive officers and their associates intend to purchase an aggregate of 112,500 shares, or $1,125,000.

Q. Does placing an order guarantee that I will receive all, or a portion, of the shares I ordered?

A. No. It is possible that orders received during the Offering will exceed the number of shares offered for sale. In this case, referred to as an "oversubscription," regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the sections of the Prospectus titled "Subscription Offering and Subscription Rights" and "Direct Community Offering and Syndicated Community Offering" for a detailed description of allocation procedures.

     If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at the Bank's passbook savings rate. If payment was to be made by withdrawal from a Cambridgeport Bank deposit account, excess funds will remain in that account.

                              AFTER THE OFFERING

Q.   When will the stock trade, and when will certificates be mailed?

A. Although the deadline for receipt of stock orders is 10:00 a.m., Massachusetts time, on _______, 2000, it may take several weeks to process orders and to receive final regulatory approval to complete the Conversion. The shares cannot trade, and certificates cannot be issued, until regulatory approval is received. The stock will begin trading, and certificates will be mailed to investors, as soon as practicable after receipt of the approvals. Please be aware that you may not be able to sell the shares that you purchased until you have received a stock certificate. You may call the Stock Information Center after the Offering deadline to inquire when the certificates are likely to be mailed.

Q.   Will I be paid dividends on Port Financial stock?

A. No decision has been made whether to pay dividends. Port Financial Corp.'s Board of Directors will consider a policy of paying quarterly cash dividends. We do not guarantee that dividends will be paid or, if paid, what the dollar amount of dividends will be.

Q.   How can I purchase or sell Port Financial Corp. stock shares in the future?

A. After the Conversion is completed, you may purchase or sell shares through a brokerage or discount brokerage firm. We expect the common stock to be quoted on the Nasdaq National Market, under the symbol "PORT." You may obtain price quotes by calling a stockbroker. Ryan, Beck & Co., Inc. intends to make a market in the stock, and we will encourage other firms to do so.

     We cannot assure you that an active and liquid market for the common stock will develop or that you will be able to sell your shares at or above the $10 per share purchase price paid in the Offering.

              __________________________________________________
                             ADDITIONAL QUESTIONS?

                   PLEASE CALL OUR STOCK INFORMATION CENTER

                                (800) 835-9094

              FROM 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY

This brochure is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

                         STOCK ORDER FORM INSTRUCTIONS
                         -----------------------------

(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase,
    ----------------
and indicate the total amount due. The minimum purchase is 25 shares. Maximum purchase limitations apply to aggregate orders. In the Subscription Offering, the maximum purchase by each Eligible Account Holder or Supplemental Eligible Account Holder is $1,000,000 (100,000 shares). In the Community Offering, the maximum purchase by any person is $600,000 (60,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase, in all categories of the stock offering combined, an aggregate of more
than $1,200,000 (120,000 shares).   See the "Limitations on Common Stock
Purchases" section of the Prospectus, page ___ for a definition of "associates" and of "acting in concert". By signing this Stock Order Form, you are deemed to confirm that your order does not conflict with these purchase limitations.

(2) METHOD OF PAYMENT - CHECKS OR MONEY ORDERS:  Make personal checks, bank
    -----------------
checks or money orders payable to Cambridgeport Bank. These funds will be cashed immediately against available funds. You will earn interest at Cambridgeport Bank's passbook savings rate from the time funds are received until the offering is consummated. ACCOUNT WITHDRAWALS: List the savings, Treasury index, money market (without check-writing privileges) or certificate of deposit account(s), and designate the amount to be withdrawn from each. A hold will immediately be placed on the amount(s) designated by you and the funds held will be unavailable for withdrawal for other purposes. You will continue to earn interest at the contractual rate of the account(s), and early withdrawal penalties will be waived. FUNDS AUTHORIZED FOR WITHDRAWAL MUST BE AVAILABLE AT THE TIME THIS FORM IS SUBMITTED. Note: Retirement accounts (such as IRAs and Qualified Plans) cannot be designated for direct withdrawal in this section;
                 ------
please contact the Stock Information Center as soon as possible, but we recommend no later than _____, 2000, if you want to use your Cambridgeport Bank retirement accounts (or other retirement funds). Your ability to use such funds for the purchase of shares cannot be guaranteed and depends on various factors, possibly including at what institution those funds are held. YOU MAY NOT USE CASH OR WIRE TRANSFERS TO PAY FOR STOCK.

(3) PURCHASER INFORMATION - Purchase priorities are based on eligibility dates.
    ---------------------
There are two dates.  Please check the one box that reflects the earliest date
                                       ----                      ---------
at which you had a deposit account.  List the name(s) on the account(s) and the
account number(s) at the applicable eligibility date.   For example, if ordering
in just your name, list all the accounts you had at the applicable date.  This
   --------------
may include accounts on which you were a joint owner, your individual deposit accounts and your IRA account. If ordering jointly, list the accounts in which
                                            -------
either person had beneficial ownership at the applicable date. If purchasing shares for a minor, list only the minor's account(s). If purchasing shares for a corporate entity, list only that entity's corporate accounts. If additional space is needed, attach a separate page. Failure to complete this section, completing it incorrectly or omitting information, can result in the loss of all or part of your stock allocation. See the sections of the Prospectus entitled "Subscription Offering and Subscription Rights" and "Direct Community Offering and Syndicated Community Offering", beginning on page __, ", for explanation of purchase priorities in the Subscription Offering and the Community Offering, and a detailed explanation of how shares will be allocated in the event of an oversubscription.

(4) CAMBRIDGEPORT BANK MANAGEMENT, EMPLOYEES AND THEIR ASSOCIATES - If
    -------------------------------------------------------------
applicable, check the appropriate box. Immediate family members are spouse, parents, siblings and children who live in the same household as the director, trustee, officer or employee of Cambridgeport Bank.


(5) STOCK REGISTRATION - Clearly print the name(s) and address in which you want
    ------------------
the stock certificate registered and mailed.   If you are ordering stock in the
Subscription Offering as a Cambridgeport Bank (i) Eligible Account Holder as of 7/31/98 or (ii) Supplemental Eligible Account Holder as of 9/30/99, you must
                                                                        ----
register the stock only in the name(s) of the person(s)/entity(ies) with qualifying accounts at the same date. Adding the name(s) of persons who were not deposit account holders, or were account holders only at a later eligibility date than checked in Section 3 of this Form, will be a violation of your subscription rights and may result in a loss of your purchase priority in the Subscription Offering. Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Listing a phone number is important. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED. CONTACT THE STOCK INFORMATION CENTER IF YOU NEED
ADDITIONAL FORMS.    Note:  Purchase limitations apply to aggregate orders - See
Section 1, above.

(6) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the
    -----------------------
stock transfer industry has developed uniform stockholder registrations that we will utilize in the issuance of Port Financial Corp. stock certificates. If you have any questions, please consult your legal advisor. When registering stock, avoid the use of two initials. Use first name, middle initial and last name. Check the one that applies.
          ---

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Avoid using two initials. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits on either 7/31/98 or 9/30/99 or be eligible in the Subscription Offering category applicable to Cambridgeport Bank Management.

BUYING STOCK JOINTLY: Note that if registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with qualifying accounts at the same date (either 7/31/98 or 9/30/99) may be listed. Two alternatives exist when registering stock in more than one name:

 JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares held in this form.

   TENANTS IN COMMON-- Tenants in Common may also be specified to identify two or more owners. When stock is held as Tenants in Common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form.

BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfer to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the registration who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits at Cambridgeport on either 7/31/98 or 9/30/99.

How to complete Section 5 (Stock Registration) when buying stock for a minor:
On the first line, print the first name, middle initial and last name of the custodian; after the name write the initials "CUST. On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number only; do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan
A. Doe under the Massachusetts Uniform Transfer to Minors Act will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-MA.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP:   On the first name line, write the
name of the corporation or partnership and list that entity's Tax ID Number. Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at Cambridgeport Bank at either 7/31/98 or 9/30/99.

BUYING STOCK THROUGH AN IRA: Stock may be purchased using self-directed Individual Retirement Accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through a Cambridgeport Bank IRA. Please contact the Stock Information Center by _______, 2000, for assistance with IRA-related questions. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at Cambridgeport Bank on either 7/31/98 or 9/30/99 or be eligible in the Subscription Offering category applicable to Cambridgeport Bank Management.

FOR BROKER/TRUSTEE USE ONLY -- How to complete Section 5 (Stock Registration) when buying stock using a self-directed retirement account: Registration should be completed to reflect your firm's registration requirements for any subsequent mailings, including stock certificates. For example, on the first line you would indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN". On the second line, indicate the name of the beneficial owner, for example: "FBO JOHN SMITH IRA". You may also indicate the owner's account number or other identifying information. Indicate the address and name of the department at your firm to which mailings should be directed. Also indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include:

 .    The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
     (name). If an individual and a corporation, list the corporation's title before the individual.

 .    The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc.

 .    A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation may be required to register your stock in a fiduciary capacity.

 .    The date of the document governing the relationship, except that the date of a trust created by a will need not be included.

 .    The name of the maker, donor or testator and the name of the beneficiary.
     An example of fiduciary ownership of stock in the case of a trust is: John
     P. Doe, Trustee Under Agreement Dated 10-1-87 for Susan A. Doe.

(7)   NASD AFFILIATION - If applicable, check the box.
      ----------------

(8)   ACKNOWLEDGMENT AND SIGNATURE - Please review this Form before signing.
      ----------------------------
Stock Order Forms submitted without a signature will not be accepted. Only one signature is required, unless Section 2 (Method of Payment) includes authorization to withdraw from a Cambridgeport Bank deposit account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney ("POA"), you must submit a copy of the POA agreement with this Stock Order Form.



                       Address Overnight Deliveries to:
      Cambridgeport Bank, 689 Massachusetts Avenue, Cambridge, MA  02139
                        Attn:  Stock Information Center
QUESTIONS? Call the Stock Information Center at (800) 835-9094, Monday through
                      Friday, from 9:00 a.m. to 4:00 p.m.

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Pre-printed Record Codes                                                                                        PORT FINANCIAL CORP.

Pre-printed Name & Address                                                           STOCK ORDER FORM (Instructions on Reverse Side)


                                                                                                               ---------------------

                                                                                                                  FOR INTERAL USE
                                                                                                               ---------------------

                                                                                                               Date Rec'd
                                                                                                               ---------------------

                                                                                                               Batch No. / Order No.

                                                                                                               ---------------------


                                                                                                               ---------------------

DEADLINE AND DELIVERY
--------------------------------------------------------------------------------
Expiration Date:  10:00 a.m., Massachusetts time, on ______, 2000, unless extended.  This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by this deadline or it will be void.  Delivery will be accepted by the return envelope provided, or by overnight delivery to the address on the reverse side of this Form.  Stock Order
Forms may ONLY be hand-delivered to our Stock Information Center located at our Cambridge main office, 689 Massachusetts Avenue.
Copies and facsimiles of Stock Order Forms will not be accepted.
--------------------------------------------------------------------------------
  YOU MUST PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS.
--------------------------------------------------------------------------------

(1)  SHARES REQUESTED
--------------------------------------------------------------------------------
Number of Shares                             Price per            Amount Due
                                               Share

                                   X            $10.00  =         $
  (25 share minimum. See reverse side for maximum purchase limitations.)
--------------------------------------------------------------------------------

(2)  METHOD OF PAYMENT (Cash and wires will not be accepted)

--------------------------------------------------------------------------------
       [_] CHECK OR MONEY ORDER PAYMENT
           ----------------------------
 Enclosed is/are personal check(s), bank check(s) or money order(s)
 payable to Cambridgeport Bank totaling:                $
                                                         ----------------

       [_] PAYMENT BY ACCOUNT WITHDRAWAL
           -----------------------------
   The undersigned authorizes withdrawal from the Cambridgeport Bank savings, Treasury index, money market (without check-writing privileges) or CD account(s) listed below. Retirement accounts (i.e., IRA) and checking or other check-writing accounts may not be designated for withdrawal below. There will be no early withdrawal penalty applicable for accounts authorized below.

For Internal
Use Only                    Account Number                         Amount
-------------------        ----------------                      ----------
1. ___________________                                  $
2. ___________________                                  $
3. ___________________                                  $
4. ___________________                                  $
5. ___________________                                  $
                          Total Withdrawal(s):          $


Funds enclosed or authorized for withdrawal must be available when this
Form is submitted.
--------------------------------------------------------------------------------

(3) PURCHASER INFORMATION (Check the one box which applies)
--------------------------------------------------------------------------------
[_] Eligible Account Holder --You were a Cambridgeport Bank depositor with an aggregate of at least $50 on deposit on July 31, 1998. In the spaces below, list all accounts you had at that eligibility date.

[_] Supplemental Eligible Account Holder --You are not an Eligible Account
    Holder, but you were a Cambridgeport Bank depositor with an aggregate of at least $50 on deposit on September 30, 1999. In the spaces below, list all accounts you had at that eligibility date.

[_] I do not qualify in the Subscription Offering as any of the above -- You were not a Cambridgeport Bank depositor with an aggregate of at least $50 at either of the above dates.

Account
Title/Name(s) on Eligibility Date                            Account Number
----------------------------------                           --------------




If additional space is needed, attach a separate page. Failure to complete this section, or completing it incorrectly, may result in a loss of part or all of your stock allocation.
-------------------------------------------------------------------------------
(4) CAMBRIDGEPORT BANK MANAGEMENT, EMPLOYEES, ASSOCIATES

[_] Check here if you are a Cambridgeport Bank director, trustee, officer or employee.

[_] Check here if you are member of the immediate family of a Cambridgeport Bank director, trustee, officer or employee. (See definition on reverse side of this Form.)

[_] Check here if you are a Cambridgeport Mutual Holding Company corporator.
--------------------------------------------------------------------------------

(5) STOCK REGISTRATION (PRINT clearly and provide all information, which will be used for stock certificate delivery and future mailings).
------------------------------------------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)   (Social Security No./Tax ID No. (certificate will show only this number)

------------------------------------------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)   (Social Security No./Tax ID No.)

------------------------------------------------------------------------------------------------------------------
(Street Address)                          (Daytime Phone Number)

------------------------------------------------------------------------------------------------------------------
(City, State, Zip Code)                   (Evening Phone Number)

------------------------------------------------------------------------------------------------------------------

(6) FORM OF STOCK OWNERSHIP (Check one --See ownership definitions on reverse side).
------------------------------------------------------------------------------------------------------------------
    [_] Individual   [_] Joint Tenants   [_] Tenants in Common           [_] Trust (Under Agreement Dated ________)
    [_] Corporation  [_] Partnership     [_] Uniform Transfer to Minors  [_] Other
------------------------------------------------------------------------------------------------------------------
FOR BROKER USE ONLY: [_] IRA             Social Security # of Beneficial Owner: _______-____-__________
------------------------------------------------------------------------------------------------------------------

(7)  NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION (Check only if applicable)
-----------------------------------------------------------------------------------------------------------------------------------

Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the stock for period of three months following issuance; and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the stock.
----------------------------------------------------------------------------------------------------------------------------------

(8) ACKNOWLEDGEMENT AND SIGNATURE
----------------------------------------------------------------------------------------------------------------------------------

I acknowledge receipt of the Prospectus dated ____, 2000 and that I have read the conditions described therein, including the section titled "Risk Factors". The undersigned agrees that after receipt by Port Financial Corp., this Stock Order Form may not be modified or withdrawn without Port Financial Corp.'s consent, and if withdrawal from Cambridgeport Bank accounts has been authorized, the amount shall not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social
Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding].
The undersigned acknowledges that the shares of common stock are not savings accounts or deposits, are not guaranteed or insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. The Plan of Conversion and applicable law and regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer, the legal or beneficial ownership of subscription rights or the underlying stock to the account of another. Port Financial Corp. will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights, and they will not honor orders known by them to involve such transfer.

ONE SIGNATURE REQUIRED, UNLESS PART 2 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF
SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

Signature                                 Date                     Signature                                     Date
----------------------------------------------------------------------------------------------------------------------------------


                                                   ORDER NOT VALID UNLESS SIGNED
                                                   -----------------------------
QUESTIONS? See instructions on reverse side of this Form, or call the Stock Information Center at (800) 835-9094,
Mon. - Fri., 9:00 a.m. to 4:00 p.m.
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